EXHIBIT 10.48

Name:	[—]
Number of Shares of Stock Subject to Option:	[—]
Price Per Share:	$ [—]
Grant Date:	[—]

DIRECTOR STOCK OPTION AWARD

granted under Appendix B to the

OXFORD IMMUNOTEC GLOBAL PLC

2013 SHARE INCENTIVE PLAN

This agreement (this “Agreement”) evidences a stock option granted by Oxford Immunotec Global PLC (the “Company”) to the undersigned (the “Optionee”) pursuant to the Company’s 2013 Share Incentive Plan and Appendix B thereto (together, as amended from time to time, the “Plan”).

1. Grant of Option. On the grant date set forth above (the “Grant Date”) the Company granted to the Optionee an option (the “Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) at the exercise price per Share set forth above, in each case subject to adjustment pursuant to Rule 12 of the Plan in respect of transactions occurring after the date hereof.

The Option evidenced by this Agreement is intended to be a nonstatutory option, that is, an option that does not qualify as an incentive stock option under Section 422 of the Code. The Optionee provides services to the Company and/or of one or more subsidiaries of the Company with respect to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3. Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Option shall vest as follows:

(a). Time-Based Vesting. Subject to Section 3(b) below and to the Optionee’s continued service on the Board through [the]/[each] vesting date, the Option shall vest and become exercisable [—].

(b). Change in Control Vesting. Upon the occurrence of a Change in Control (as defined below), the Option, to the extent then unvested and outstanding, shall vest as to 100% of the Shares, subject to the Optionee’s continued service on the Board through the date of the Change in Control.

(c). Definition of Change in Control. For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

(i). an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the transaction or transactions which resulted in the person becoming such a beneficial owner were approved by a majority of the directors on the Board;

(ii). the consummation of a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 40% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or (C) a merger or consolidation after which individuals who were directors on the Board immediately prior to such merger or consolidation constitute at least a majority of the board of directors of the Company or its successor (or any parent thereof) immediately after such merger or consolidation;

(iii). if, during any period of two consecutive years (not including any period prior to the date the Plan was initially adopted), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(iv). the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

4. Exercise of Option. No portion of the Option may be exercised until it vests. Each election to exercise must be made in accordance with the terms and conditions set forth in the Plan and comply with such rules as the Administrator prescribes from time to time and must be accompanied by payment in full in the form of cash or a check acceptable to the Administrator, to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, or by such other form of payment, if any, as may be acceptable to the Administrator. Unless terminated earlier in accordance with the terms and provisions of the Plan and this Agreement, the latest date on which the Option or any portion thereof may be exercised is the date that is the tenth anniversary of the Grant Date (the “Final Exercise Date”); provided, however, if at such time the Optionee is prohibited by applicable law or written Company policy applicable to the Optionee and similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales. Any portion of the Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate. Upon any earlier termination of the Optionee’s service, the following rules shall apply (in lieu of the provisions set forth in Rule 8.4 of the Plan):

(a). Subject to clauses (b), (c), (d) and (e) below, immediately upon the cessation of the Optionee’s service the Option will cease to be exercisable and will there upon immediately terminate.

(b). Subject to clauses (c), (d) and (e) below, the Option, to the extent vested immediately prior to the cessation of the Optionee’s service due to a resignation by the Optionee, will remain exercisable until the earlier of (i) the date that is three months following the date of such cessation of service or (ii) the Final Exercise Date, and except to the extent previously exercised as permitted by this Agreement, will there upon immediately terminate.

(c). Subject to clauses (d) and (e) below, the Option, to the extent vested immediately prior to a cessation of the Optionee’s service due to the Optionee’s death or cessation of service by the Board due to the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), will remain exercisable until the earlier of (i) the date that is 12 months following the date of such cessation of service or (ii) the Final Exercise Date, and except to the extent previously exercised as permitted by this Agreement, will thereupon immediately terminate.

(d). Subject to clause (e) below, the Option, to the extent vested immediately prior to a cessation of the Optionee’s service resulting from the Optionee not being nominated to, or elected to continue serve on, the Board for reasons other than for Cause, will remain exercisable until the earlier of (i) the second anniversary of the date of such cessation of service or (ii) the Final Exercise Date, and except to the extent previously exercised as permitted by this Agreement, will thereupon immediately terminate.

(e). If the Optionee’s service is terminated in connection with an act or failure to act constituting Cause or occurs in circumstances that would have constituted grounds for the Optionee’s service to be terminated for Cause (in each case, as the Board, in its sole discretion, may determine), the Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

5. Forfeiture; Recovery of Compensation. By accepting the Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the

Option, under the Option or to any Stock acquired under the Option or proceeds from the disposition thereof, are subject to Rule 6.6 of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

6. Nontransferability. Neither the Option nor any rights with respect to this Agreement may be sold, assigned, transferred (other than by will or the applicable laws of descent and distribution).

7. Withholding. The Optionee shall be responsible for satisfying and paying all taxes arising from or due in connection with the Option, its exercise or a disposition of Shares acquired upon exercise of the Option. The Company shall have no liability or obligation related to the foregoing.

8. Effect on Service. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, will give the Optionee any right to be retained in the service of the Company or any of its affiliates, affect the right of the Company or any of its affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her service at any time.

9. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Optionee. By exercising all or any part of the Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10. Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

[Signature page follows.]

This Agreement has been executed and delivered as a deed on [                    ].

SIGNED as a Deed

By [insert name of Optionee]

in the presence of:

Witness signature:

Name:

Address:

Occupation:

SIGNED as a Deed

By OXFORD IMMUNOTEC GLOBAL PLC

acting by the under-mentioned person(s) acting on the authority of the Company in accordance with the laws of the territory of its incorporation

Authorised signatory

Authorised signatory